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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 33-57872, 33-67366, 33-98106, 333-40623 and 333-77957 of Radian Group Inc. on
Form S-8 of our reports dated March 2, 2001, included in and incorporated by reference in this Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
April 2, 2001